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                                                                     Exhibit 2.2

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            CENTURY ALUMINUM COMPANY,

                             CENTURY KENTUCKY, INC.

                                    NSA, LTD.

                                       AND

                                   GLENCORE AG

                                   DATED AS OF

                                  APRIL 2, 2001
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                                TABLE OF CONTENTS

                                                                       PAGE #

ARTICLE I DEFINITIONS.....................................................2

   2.1   Transfer of Assets...............................................3
   2.2   Purchased Assets.................................................3
   2.3   Excluded Assets..................................................4
   2.4   Liabilities......................................................4

ARTICLE III PURCHASE PRICE AND ADJUSTMENT.................................4

   3.1   Purchase Price...................................................4
   3.2   Payment of Purchase Price........................................5
   3.3   Net Working Capital Adjustment...................................5
   3.4   Additional Consideration.........................................5
   3.5   Allocation of Purchase Price.....................................6
   3.6   Effectiveness....................................................6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER.......................6

   4.1   Organization and Good Standing; Governing Documents..............6
   4.2   Authority; Enforceability........................................6
   4.3   No Conflict or Breach............................................7
   4.4   Governmental Consents and Approvals..............................7
   4.5   Litigation.......................................................7
   4.6   Brokers..........................................................7
   4.7   Disclosure.......................................................7

ARTICLE V REPRESENTATIONS AND WARRANTIES OF GLENCORE......................8

   5.1   Organization and Good Standing...................................8
   5.2   Authority; Enforceability........................................8
   5.3   No Conflict or Breach............................................8
   5.4   Governmental Consents and Approvals..............................8
   5.5   Litigation.......................................................9
   5.6   Brokers..........................................................9
   5.7   Disclosure.......................................................9

ARTICLE VI INDIVIDUAL COVENANTS...........................................9

   6.1   Covenants of Seller..............................................9
   6.2   Covenants of Glencore............................................9

ARTICLE VII MUTUAL COVENANTS..............................................9

   7.1   Notification....................................................10
   7.2   Best Efforts....................................................10
   7.3   Guarantees......................................................10
   7.4   Intentionally Omitted...........................................10
   7.5   Contract Splitting..............................................10

ARTICLE VIII CONDITIONS PRECEDENT TO GLENCORE'S OBLIGATIONS..............10
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   8.1   Representations and Warranties..................................10
   8.2   Compliance with Covenants.......................................11
   8.3   Absence of Litigation...........................................11
   8.4   Intentionally Omitted...........................................11
   8.5   Conditions to Obligations of Century and Closing
         under Stock Purchase Agreement. ................................11
   8.6   Operating Agreements............................................11
   8.7   Mortgage........................................................11
   8.8   Assignment Agreement............................................11

ARTICLE IX CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS..................11

   9.1   Representations and Warranties..................................12
   9.2   Compliance with Covenants.......................................12
   9.3   Absence of Litigation...........................................12
   9.4   Intentionally Omitted...........................................12
   9.5   Closing under Stock Purchase Agreement..........................12
   9.6   Operating Agreements............................................12

ARTICLE X CLOSING........................................................12

   10.1     Closing......................................................12
   10.2     Deliveries by Seller.........................................12
   10.3     Deliveries by Glencore.......................................13
   10.4     Transfer Costs...............................................14
   10.5     Further Assurances...........................................14

ARTICLE XI INDEMNIFICATION...............................................14

   11.1     Southwire Indemnity..........................................14
   11.2     Indemnification by Seller....................................15
   11.3     Indemnification by Glencore..................................15
   11.4     Indemnification Threshold....................................16
   11.5     Time Limits on Indemnification...............................16
   11.6     Notice of Third Party Claim..................................16
   11.7     Claims between Buyer and Seller..............................17
   11.8     Dollar Limit on Indemnification by Seller and Glencore.......17
   11.9     Exclusive Remedies...........................................17

ARTICLE XII TERMINATION..................................................17

   12.1     Termination..................................................17
   12.2     Effect on Obligations........................................18

ARTICLE XIII MISCELLANEOUS...............................................18

   13.1     Bulk Sales...................................................18
   13.2     Intentionally Omitted........................................18
   13.3     Expenses.....................................................18
   13.4     Publicity....................................................18
   13.5     Best Efforts.................................................19
   13.6     Notices......................................................19
   13.7     Governing Law................................................19
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   13.8     Dispute Resolution...........................................19
   13.9     Counterparts.................................................20
   13.10    Assignment...................................................20
   13.11    Third Party Beneficiaries....................................20
   13.12    Headings.....................................................20
   13.13    Amendments...................................................20
   13.14    Specific Performance.........................................20
   13.15    Access to Records............................................20
   13.16    Severability.................................................20
   13.17    Entire Agreement.............................................20
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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (together with the Schedules and Exhibits hereto, the "Agreement") dated as of April 2, 2001 is entered into by and between CENTURY ALUMINUM COMPANY, a Delaware corporation ("Century"), Century Kentucky, Inc., a Delaware corporation ("CKI"), NSA, Ltd., a Kentucky limited partnership ("NSA" and together with Century and CKI, collectively, "Seller"), and GLENCORE AG, a Swiss corporation ("Glencore").

                                    RECITALS:

         1. Century has agreed, pursuant to a Stock Purchase Agreement dated August 31, 2000 (the "Stock Purchase Agreement"), with Southwire Company, a Delaware corporation ("Southwire"), a copy of which is attached hereto as Exhibit A, to purchase from Southwire all of the capital stock of Metalsco Ltd., a Georgia corporation ("Metalsco"), and certain additional properties and assets (the "Additional Assets") owned by Southwire and used in the conduct of the Business (as defined herein), on the terms and subject to the conditions set forth in the Stock Purchase Agreement.

         2. Metalsco owns directly and indirectly all of the partnership interests in NSA, which owns and operates the NSA aluminum reduction facility located at Hawesville, Hancock County, Kentucky (the "Plant").

         3. At the closing of the purchase and sale under the Stock Purchase Agreement (the "Southwire Closing"), (a) CKI will take title to the shares of capital stock of Metalsco, and (b) Century Aluminum of Kentucky LLC ("CAK"), a Delaware limited liability company of which CKI is the sole member, will take assignment from Southwire of the Additional Assets listed on Exhibit B hereto ("CAK Assets").

         4. Century and Glencore desire to own the Plant and operate the aluminum reduction business conducted at the Plant (the "Business") jointly (directly or indirectly) and, to such purpose, Glencore desires to purchase, either directly or through a wholly-owned entity established therefor (collectively the "Buyer"), from Century, CKI and NSA, and Century, CKI and NSA desire to sell, to Buyer, immediately following the occurrence of the Southwire Closing, (i) pot line five (5) at the Plant, (ii) a twenty percent (20%) undivided interest in and to certain assets and properties comprising a part of the Plant or otherwise used in the conduct of the Business, as more fully described in Section 2.2 hereof (the assets described in clauses (i) and (ii) being the "Purchased Assets"), and (iii) a membership interest equal to twenty percent (20%) of the total membership interests in CAK (the "Membership Interest"), upon the terms and subject to the conditions set forth herein.

         5. In connection with the ownership of the Plant and operation of the Business, NSA, CAK and Buyer intend, on and as of the Closing Date, to enter into an Owners Agreement in substantially the form of Exhibit C attached hereto (the "Owners Agreement").
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         NOW, THEREFORE, in consideration of premises and the respective covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                                   ARTICLE I
                                   DEFINITIONS

         The definitions of the following terms are set forth in the Sections specified below and will apply throughout this Agreement:

DEFINITION                                 SECTION

Affiliate                                  Section 11.1.

Additional Assets                          Recital 1.

Aluminum Supply Agreement                  Section 7.5

Business                                   Recital 4.

Buyer                                      Recital 4.

CAK                                        Recital 3.

CAK Assets                                 Recital 3.

CKI                                        Recital 3.

Claims                                     Section 4.5.

Closing                                    Section 10.1.

Closing Date                               Section 10.1.

Environmental Access and Cooperation       Section 8.6
Agreement

Fifth Pot Line                             Section 2.2(a).

Glencore                                   First Paragraph.

Groundwater Treatment Building Lease       Section 8.6
Agreement

HSR Act                                    Section 4.4.

Indemnified Party                          Section 11.5.

Indemnifying Party                         Section 11.5.


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Kaiser                                     Section 7.5.

Membership Interest                        Recital 4.

Metalsco                                   Recital 1.

NSA                                        Recital 2.

Operator                                   Section 8.6.

Owners Agreement                           Recital 5.

pro rata share                             Section 3.3.

Purchased Assets                           Recital 4.

Purchase Price                             Section 3.1.

Representatives                            Section 7.2.

Seller                                     First Paragraph.

Shared Services Agreement                  Section 8.6

Southwire                                  Recital 1.

Southwire Closing                          Recital 3.

Southwire Purchase Price                   Section 3.3(a).

Stock Purchase Agreement                   Recital 1.

Third Party Claim                          Section 11.5.

Threshold                                  Section 11.3.


                                   ARTICLE II
                           SALE AND PURCHASE OF ASSETS

         2.1 Transfer of Assets. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, convey, assign, transfer and deliver, to Buyer, and Glencore agrees to cause Buyer to purchase and accept from Seller, at the Closing, all of Seller's right, title and interest in and to (a) the Purchased Assets, and (b) the Membership Interest.

         2.2 Purchased Assets. The Purchased Assets specifically include the following:

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         (a) The fixed and movable assets comprising pot line five (5) at the
         Plant, together with the real property thereunder, all as more fully described in Exhibit D hereto (the "Fifth Pot Line").

         (b) An undivided twenty percent (20%) interest as tenant in common in all fixed and movable assets comprising the Plant or otherwise used in the conduct of the Business, except the Excluded Assets.

         (c) An undivided twenty percent (20%) interest in all of the rights of Seller under the Stock Purchase Agreement, including without limitation with respect to the representations and warranties of Southwire to the extent that they relate to the Purchased Assets, the CAK Assets or the Business, and in Seller's rights to indemnification arising thereunder.

         (d) Twenty percent (20%) of the working capital of NSA at the time of the Southwire Closing.

         2.3 Excluded Assets. The Excluded Assets are the fixed and movable assets comprising pot lines one (1) through four (4) at the Plant, together with the real property thereunder, all as more fully described on Exhibit E hereto.

         2.4 Liabilities.

         (a) Assumed Liabilities. On the terms and subject to the conditions of this Agreement, Buyer at Closing will assume and agree to pay, perform and discharge when due Buyer's pro rata share of (i) all liabilities of the Business, including any liabilities for matters as to which no indemnification or a partial indemnification payment is received from Southwire, and (ii) the obligations assumed by Seller under the Stock Purchase Agreement, in each case not otherwise excluded hereunder or accounted for in working capital adjustments (collectively, the "Assumed Liabilities").

         (b) Excluded Liabilities. The Purchased Assets and the Membership Interest shall be sold and conveyed to Buyer free and clear of, and Seller will retain sole responsibility for Seller's pro rata share of
         (i) all liabilities of the Business, including any liabilities for matters as to which no indemnification or a partial indemnification payment is received from Southwire, and (ii) the obligations assumed by Seller under the Stock Purchase Agreement.

                                  ARTICLE III
                          PURCHASE PRICE AND ADJUSTMENT

         3.1 Purchase Price. Subject to the adjustment provided for in Section 3.3, the aggregate purchase price (the "Purchase Price") for the Purchased Assets and the Membership Interest will be Ninety-Nine Million US Dollars (US$99,000,000.00), subject to pro rata adjustment to reflect the price adjustments pursuant to Section 2.4.7 of the Stock Purchase Agreement.

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         3.2 Payment of Purchase Price. At the Closing, the Purchase Price
adjusted pursuant to Section 2.4.7 of the Stock Purchase Agreement will be paid by Glencore or Buyer to Century by wire transfer of immediately available funds to the account theretofore designated by Seller in a written notice to Glencore.

         3.3 Net Working Capital Adjustment.

         (a) The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 3.3:

                           (i) In the event that Seller shall be obligated to
                  make any payment to Southwire as an adjustment, as provided for in Section 2.5(c)(ii) of the Stock Purchase Agreement, to the purchase price for the purchase of the capital stock of Metalsco and the Additional Assets (the "Southwire Purchase Price"), Seller shall, no later than ten (10) Business Days prior to the date of making the payment thereof, provide to Buyer written notice of (A) the amount of such adjustment to be paid, (B) Buyer's pro rata share thereof, and (C) the date on which Seller intends to make payment thereof to Southwire. No later than 9:00 a.m. Pacific time on the date on which Seller intends to make payment of such adjustment, Buyer shall pay to Seller by wire transfer of immediately available funds to such account as Seller shall notify Buyer in writing Buyer's pro rata share thereof.

                           (ii) In the event that Southwire shall be obligated
                  to make any payment to Seller as an adjustment to the Southwire Purchase Price, as provided for in Section 2.5(c)(i) of the Stock Purchase Agreement, Seller shall promptly deliver to Buyer a copy of any notice delivered by Southwire to Seller in respect thereto and, upon receipt of any payment in respect of such adjustment, shall promptly deliver to Buyer by wire transfer of immediately available funds to such account as Buyer shall notify Seller in writing Buyer's pro rata share thereof.

         As used in this Agreement, "pro rata share" when used in relation to Buyer shall mean a twenty percent (20%) share thereof, and when used in relation to Seller shall mean an eighty percent (80%) share thereof.

         (b) Seller will consult with Buyer during the course of the working capital adjustment process provided for in the Stock Purchase Agreement and will permit Buyer to participate in any meetings and discussions relating thereto at Buyer's request. Seller and Buyer agree to cooperate in any determination with respect thereto and agree that each of Seller and Buyer will bear its pro rata share of any costs incurred in connection therewith.

3.4 Additional Consideration. Pursuant to the Stock Purchase Agreement, Seller is obligated (i) to pay to Southwire certain contingent consideration, as provided for in Section 2.6 of the Stock Purchase Agreement, and (ii) to assume certain indebtedness and liabilities of Southwire and NSA, as the case may be, as provided for in Section 2.7 of the Stock Purchase Agreement. Glencore hereby agrees that it shall contribute or cause to be contributed its pro rata share of any payments required to be made by Seller with respect to such contingent

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consideration and such assumed indebtedness and liabilities, in the manner contemplated by the Owners Agreement.

         3.5 Allocation of Purchase Price. The Purchase Price shall be allocated in accordance with Exhibit F attached hereto.

         3.6 Effectiveness. In the event that the Closing shall occur, Seller and Glencore agree that Buyer's pro rata share of the results of operations of the Business acquired by Buyer hereunder from 12:02 am on April 1, 2001 shall be for the account of Buyer, provided that such results of operations would have been for its account had the Closing occurred as of such time.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Glencore as follows:

         4.1 Organization and Good Standing; Governing Documents. Century is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Century has all requisite power and authority to own its properties and to conduct its business as presently conducted. CKI is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own sits properties, including the shares of capital stock of Metalsco, and to conduct its business as presently conducted. NSA is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Kentucky, and has all requisite power and authority to own its properties and to conduct its business as presently conducted. As of the Closing Date, CAK will be a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware, will have all requisite power and authority to own its properties, including the CAK Assets, to conduct its business as then conducted, and will be qualified to do business in Kentucky.


4.2 Authority; Enforceability. Century has all requisite power and authority to execute and deliver this Agreement and its Parent Guarantee (as such term is defined in the Owners Agreement) and to perform the transactions contemplated hereby and thereby, CKI has all requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby, NSA has all requisite power and authority to execute and deliver this Agreement and the Owners Agreement and to perform the transactions contemplated hereby and thereby and, as of the Closing Date, CAK will have all requisite power and authority to execute and deliver the Owners Agreement and to perform the transactions contemplated thereby and by this Agreement. The execution, delivery and performance of this Agreement, the Owners Agreement and Century's Parent Guarantee and the consummation of the transactions contemplated hereby and thereby have been, or will be on or prior to the Closing Date, duly and validly authorized by all necessary action on the part of Century, CKI, NSA and CAK, as the case may be. This Agreement has been duly executed and delivered by Century, CKI and NSA and constitutes a valid and binding obligation of Century, CKI and NSA, enforceable against Century, CKI and NSA in accordance with its terms and when executed and delivered by NSA, CAK and Century, as the case may be, on and as of the Closing Date, the Owners Agreement and Century's Parent Guarantee will have been duly executed and delivered by NSA, CAK and

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Century, as the case may be, and will constitute valid and binding obligations of NSA, CAK and Century, as the case may be, enforceable against NSA, CAK and Century in accordance with their terms.

         4.3 No Conflict or Breach. The execution, delivery and performance of this Agreement, the Owners Agreement and Seller's Parent Guarantee will not:

         (a) conflict with or constitute a violation of the Articles of Incorporation or By-Laws or other constitutive documents of Century, CKI, NSA or CAK;

         (b) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Century, CKI, NSA, CAK or the Purchased Assets or the Membership Interest;

         (c) conflict with, constitute a default under, result in a breach or acceleration of or, except as set forth on Schedule 4.3, require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Century, CKI, NSA or CAK is party or by which it is bound or by which the Purchased Assets or the Membership Interest are affected; or

         (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the Purchased Assets, the Membership Interest or CAK.

         4.4 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and its Parent Guarantee by Seller and of the Owners Agreement by NSA and CAK do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental authority except as described in Schedule 4.4 attached hereto.

         4.5 Litigation. There are no pending or, to the knowledge of Century, CKI or NSA, threatened claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions or investigations ("Claims") against Century, CKI, NSA or CAK relating to or arising out of, or that may affect, the Stock Purchase Agreement, this Agreement, the Owners Agreement or Seller's Parent Guarantee or the transactions contemplated hereby or thereby.

         4.6 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Seller in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Seller.

         4.7 Disclosure. No representation, warranty or statement made by Seller in this Agreement, or in any document furnished or to be furnished to Glencore or Buyer by or on behalf of Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

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                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF GLENCORE

         Glencore represents and warrants to Seller as follows:

         5.1 Organization and Good Standing. Glencore is a corporation duly organized, validly existing and in good standing under the laws of Switzerland. Glencore has all requisite power and authority to own its properties and to conduct its business as presently conducted. As of the Closing Date, Buyer will be a limited liability company duly formed and validly existing and in good standing under the laws of the State of Delaware and will have all requisite power and authority to own its properties, including the Purchased Assets and the Membership Interest, and to conduct its business as then conducted.

         5.2 Authority; Enforceability. Glencore has all requisite power and authority to execute, deliver and perform this Agreement and its Parent Guarantee and the transactions contemplated hereby and thereby and as of the Closing Date Buyer will have all requisite power and authority to execute and deliver the Owners Agreement and to perform the transactions contemplated thereby and by this Agreement. The execution, delivery and performance of this Agreement, the Owners Agreement and Glencore's Parent Guarantee, and the consummation of the transactions contemplated hereby and thereby, have been, or will be on or prior to the Closing Date, duly and validly authorized by all necessary action on the part of Glencore and Buyer, as the case may be. This Agreement has been duly executed and delivered by Glencore and constitutes a valid and binding obligation of Glencore, enforceable against Glencore in accordance with its terms and when executed and delivered by Glencore or Buyer, as the case may be, on and as of the Closing Date, the Owners Agreement and Glencore's Parent Guarantee will have been duly executed and delivered by Glencore and Buyer, as the case may be, and will constitute valid and binding obligations of Glencore and Buyer, as the case may be, enforceable against Glencore and Buyer in accordance with their terms.

         5.3 No Conflict or Breach. The execution, delivery and performance of this Agreement, the Owners Agreement and Glencore's Parent Guarantee do not and will not

         (a) conflict with or constitute a violation of the Articles of Incorporation or Certificate of Formation or By-Laws of Glencore or Buyer, as the case may be, or

         (b) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Glencore or Buyer, or

         (c) conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Glencore or Buyer is party or by which it is bound.

         5.4 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the Owners Agreement and Glencore's Parent Guarantee by Glencore and Buyer, as the case may be, do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental authority.

         5.5 Litigation. There are no Claims pending, or to the knowledge of Glencore threatened, against Glencore or its operations relating to or arising out of, or that may affect, this Agreement, the Owners Agreement, Glencore's Parent Guarantee or the transactions contemplated hereby or thereby.

         5.6 Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Glencore in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Glencore.

         5.7 Disclosure. No representation, warranty or statement made by Glencore in this Agreement, or in any document furnished or to be furnished to Seller by or on behalf of Glencore pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI
                              INDIVIDUAL COVENANTS

         6.1 Covenants of Seller. Seller covenants and agrees with Glencore as follows:


         (a) Access and Information. Seller will provide to Glencore and Buyer reasonable access to any and all information and documents provided by Southwire to Seller relating to the Plant and the Business whether prior to the date hereof, from the date hereof until the Closing Date, or after the Closing Date, and will provide copies of any and all such documents upon written request of Buyer. Seller will keep Buyer reasonably informed of all material information relating to the Plant and the Business provided to Seller by or on behalf of Southwire from the date hereof until the Closing Date.

         (b) No Amendments, Waivers. Seller shall not agree (nor has it agreed since the date of execution of the Stock Purchase Agreement) to any amendment of, or grant any waiver of any agreement or obligation of Southwire under, the Stock Purchase Agreement without the prior written consent of Glencore, which consent shall not be unreasonably withheld.

         (c) Guarantee of Performance. Century hereby unconditionally guarantees to Glencore the payment and performance by CKI and NSA of all of their obligations set forth in this Agreement in accordance with the terms hereof.

         6.2 Covenants of Glencore. Glencore hereby unconditionally guarantees to Seller the payment and performance by Buyer of all of its obligations set forth in this Agreement in accordance with the terms hereof.

                                  ARTICLE VII
                                MUTUAL COVENANTS

         Each of Glencore and Seller covenants and agrees with the other as follows:

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         7.1 Notification. It shall notify the other party promptly of any fact or circumstance the existence of which would cause any of the representations and warranties of Southwire made in the Stock Purchase Agreement to cease to be true and correct in any material respect at any time from the date hereof until the Closing Date.

         7.2 Best Efforts. It shall use its best efforts to make or obtain as promptly as possible all consents, approvals, authorizations, registrations and filings with all federal, state or local judicial or governmental authorities or administrative agencies as are required in connection with the consummation of the transactions contemplated by this Agreement.

         7.3 Guarantees. Subject to approval of the transaction involved in the manner specified in the Owners Agreement, it (or one of its Affiliates acceptable to the relevant supplier) shall provide such guarantees as may be required by any suppliers of the Business in accordance with their pro rata share of the obligations relating thereto.

         7.4 Intentionally Omitted.

         7.5 Contract Splitting. Immediately following the Closing, CAK and Seller shall use their best efforts to obtain the agreement of (i) Kaiser Aluminum & Chemical Corporation ("Kaiser") to split the Alumina Supply Agreement, dated as of December 18, 1997 between Kaiser and Southwire, as amended by Amendment Number 1, dated October 26, 1998, which will be assigned by Southwire to CAK at the Southwire Closing, into two separate contracts, one with NSA and the other with Buyer (or an Affiliate thereof), based on their respective pro rata share of the Business, and (ii) Southwire to split the Aluminum Supply Agreement entered into as of the Southwire Closing date (the "Aluminum Supply Agreement") between Century and Southwire, into two separate contracts, the first with NSA with respect to the production and sale of, the premium molten aluminum, meeting the standard set forth on Exhibit A to the Aluminum Supply Agreement and the second with Buyer (or an Affiliate thereof) with respect to the production and sale of aluminum meeting the P1020A Standard (as such term is defined in the Aluminum Supply Agreement). To the extent the split of the Aluminum Supply Agreement does not reflect the parties respective pro rata share of the Business, they shall make an annual adjustment to reflect their intention to share the economic burden and benefit of the Aluminum Supply Agreement based on their pro rata share of the Business.

                                  ARTICLE VIII
                 CONDITIONS PRECEDENT TO GLENCORE'S OBLIGATIONS

         The obligations of Glencore to consummate or cause the consummation of the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless specifically waived in writing by Glencore prior to the Closing Date:

         8.1 Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as though made on and as of the Closing Date.

         8.2 Compliance with Covenants. Seller shall have duly performed and complied or caused the performance or compliance with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing.

         8.3 Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would adversely affect the right of Buyer to own, operate or control the Purchased Assets or the Membership Interest after the Closing Date.

         8.4 Intentionally Omitted.

         8.5 Conditions to Obligations of Century and Closing under Stock Purchase Agreement. The conditions to the obligations of Century under the Stock Purchase Agreement shall have been satisfied, none of such conditions shall have been waived by Century without the express written consent of Glencore, and the Southwire Closing shall occur.

         8.6 Operating Agreements. The parties thereto (other than persons under the control of Glencore) shall have executed the Shared Services Agreement (as defined in the Stock Purchase Agreement), the Environmental Access and Cooperation Agreement (as defined in the Stock Purchase Agreement), the Groundwater Treatment Building Lease Agreement to be entered into by NSA, Buyer and Southwire pursuant to the Environmental Access and Cooperation Agreement (the "Groundwater Treatment Building Lease Agreement"), the Owners Agreement, the CAK limited liability operating agreement and Seller's Parent Guarantee.

         8.7 Mortgage. The Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement granted by NSA in connection with Seller's financing of the transactions contemplated by the Stock Purchase Agreement, to the extent that each such document relates to the Plant, shall be reasonably satisfactory to Glencore in form and substance.

         8.8 Assignment Agreement. Buyer and CKI shall have executed and delivered an Assignment Agreement, assigning to Buyer a 20% undivided interest in and to the indemnification rights granted by Southwire to Seller (and assigned to CKI) pursuant to the Stock Purchase Agreement, and such assignment shall be agreed to and acknowledged by Southwire.

                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         The obligations of Seller to consummate or cause the consummation of the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, unless specifically waived in writing by Seller prior to the Closing:

         9.1 Representations and Warranties. The representations and warranties of Glencore contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct on the Closing Date as though made on and as of the Closing Date.

         9.2 Compliance with Covenants. Glencore shall have duly performed and complied or caused the performance and compliance with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing.

         9.3 Absence of Litigation. No action or proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         9.4 Intentionally Omitted.

         9.5 Closing under Stock Purchase Agreement. The Southwire Closing shall occur.

         9.6 Operating Agreements. The parties thereto (other than persons under the control of Seller) shall have executed the Owners Agreement, the CAK limited liability operating agreement and the Glencore Parent Guarantee. Buyer shall have executed the Shared Services Agreement, the Environmental Access and Cooperation Agreement and the Groundwater Treatment Building Lease Agreement.

                                   ARTICLE X
                                     CLOSING

         10.1 Closing. The closing of the sale of the Purchased Assets (the "Closing") shall take place at the offices of Curtis, Mallet-Prevost, Colt & Mosle LLP, 101 Park Avenue, New York, New York, or such other place as may be mutually agreed upon by the parties hereto. The date of the Closing is referred to as the "Closing Date."

         10.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

         (a) A certificate of the President, Vice President or other authorized officer of Seller confirming the satisfaction of the conditions set forth in Sections 8.1, 8.2 and 8.5 hereof.

         (b) A copy of all corporate resolutions authorizing the execution, delivery and performance by Century, CKI and NSA of this Agreement, and the consummation of the transactions contemplated herein, accompanied by the certification of the Secretaries of each of Century, CKI and NSA, respectively, to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

         (c) A copy of all corporate resolutions authorizing the execution, delivery and performance by CAK of the Owners Agreement, and the consummation of the transactions contemplated therein, accompanied by the certification of the Manager of CAK to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

         (d) A copy of all corporate resolutions authorizing the execution, delivery and performance by NSA of the Owners Agreement, and the consummation of the transactions contemplated herein, accompanied by the certification of an officer of Metalsco, as General Partner of NSA, to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

         (e) Good standing certificates from the Secretary of State of Delaware for Century, CKI and CAK.

         (f) A good standing certificate from the Secretary of State of Kentucky for NSA.

         (g) A special warranty Deed for the Fifth Pot Line, and such other Deeds, Bills of Sale and Assignment and such other instruments of transfer as Buyer may request to convey and vest in Buyer all of Seller's right, title and interest in and to all of the remaining Purchased Assets and the Membership Interest, free and clear of liens arising by, through or under Century, CKI or NSA; provided that in no event shall Seller be required to deliver a Deed with respect to any Purchased Assets that purports to convey greater title to such Purchased Assets than was conveyed or warranted by Southwire to Seller.

         (h) Title Insurance Policy.

         (i) Copies of all closing documents under the Stock Purchase Agreement.

         (j) Original copies of the agreements referred to in Section 8.6, executed by all parties thereto other than those under the control of Glencore.

         (k) Written consent of Southwire, in form and substance reasonably satisfactory to Glencore, to the assignment by Seller of the interest specified in Section 2.2(c).

         10.3 Deliveries by Glencore. At the Closing, Glencore will deliver or cause to be delivered to Seller the following:

         (a) A certificate of an authorized officer of Glencore confirming the satisfaction of the conditions set forth in Sections 9.1 and 9.2 as to representations, warranties and covenants of Glencore.

         (b) A copy of all corporate resolutions authorizing the execution, delivery and performance by Glencore of this Agreement, and the consummation of the transactions contemplated herein, accompanied by the certification of an authorized representative of Glencore to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

         (c) A copy of all corporate resolutions authorizing the execution, delivery and performance by Buyer of the Owners Agreement, and the consummation of the transactions contemplated herein, accompanied by the certification of the Manager of Buyer to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

         (d) The Purchase Price, evidenced by a wire transfer of immediately available funds.

         (e) Original copies of the agreements referred to in Section 9.6, executed by all parties thereto other than persons under the control of Seller.

         10.4 Transfer Costs. Seller and Buyer shall be liable for their pro rata share of (a) any fees and disbursements in connection with the transfer of the Purchased Assets and the Membership Interest as provided in Section 2.1, and
(b) all property transfer taxes, including, without limitation, conveyance, sales, use and stamp taxes and any recording, registration, and other fees, which become payable in connection with the Closing of the transactions contemplated by this Agreement. Seller, after review and consent by Glencore, shall file such applications and documents as shall permit any such tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Glencore and Buyer shall execute and deliver all instruments and certificates necessary to enable Seller to comply with the foregoing. Buyer shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide Seller with an executed copy thereof.

         10.5 Further Assurances. Seller will, at any time on or after the Closing Date, take any and all steps reasonably requested by Glencore or Buyer to confirm title to Buyer of the Purchased Assets and the Membership Interest, and will do, execute, acknowledge and deliver all such further acts, deeds, conveyances, powers of attorney and assurances as may be required for the more effective transfer to Buyer, or its successors or assigns, of any of the Purchased Assets and the Membership Interest.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 Southwire Indemnity.

         (a) The provisions in Sections 11.2, 11.3, 11.4, 11.5, 11.6, 11.7 and
         11.8 relating to the indemnification by Seller and by Glencore apply only to Losses as specified therein and do not affect the obligations of Seller and Glencore with respect to claims for indemnification against Southwire under the Stock Purchase Agreement. Seller and Glencore agree that, with respect to claims for indemnification against Southwire under the Stock Purchase Agreement, and any recovery related thereto, CKI and Buyer shall share pro rata in such claims and recoveries; provided, however, that in the event that CKI or any of its Affiliates, on the one hand, or Buyer or any of its Affiliates, on the other hand, shall have incurred any Loss with respect to the subject matter of any such claim which is in excess of CKI's or Buyer's pro rata share of the total Loss relating thereto, then CKI or its Affiliate, or Buyer or its Affiliate, as the case may be, shall be entitled to a share of the recovery from Southwire equal to the total recovery multiplied by a fraction, the numerator of which is its Loss and the denominator of which is the total Loss. If for any reason there is no recovery from Southwire, then CKI and Buyer shall share pro rata in the Loss.

         (b) Seller and Glencore agree that the assignment of rights under the Stock Purchase Agreement pursuant to Section 2.2(c) hereof is not intended to limit or decrease in any respect the indemnity amounts otherwise to be claimed from and owed by Southwire, and that the parties shall coordinate their claims so as to maximize recovery with respect thereto and shall take such additional actions in relation to such claims or any recovery as may be reasonable in order to maintain the pro rata sharing of the burdens and benefits of the operation of the Business contemplated herein. Century, CKI and NSA agree to use their commercially reasonable efforts to prosecute any claim for indemnification against Southwire under the Stock Purchase Agreement in accordance with its terms. In the event that Century, CKI or NSA shall fail or shall be unable for any reason whatsoever to so prosecute any such claim for indemnification against Southwire, in connection with the assignment by Seller of indemnification rights to Glencore or Buyer, such assignment shall contain a valid and binding irrevocable power of attorney or other document or instrument executed by Century, and coupled with an interest, in order to enable Glencore or Buyer to prosecute such claim.

         11.2 Indemnification by Seller. Seller will indemnify, defend and hold harmless Glencore and its officers, directors and Affiliates from, against, and with respect to any and all action or cause of action, loss, damage, claim, obligation, liability, penalty, fine, cost and expense (including, without limitation, reasonable attorneys' and consultants' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, demand or request for action by any governmental or administrative entity), of any kind or character (a "Loss") arising out of or in connection with any of the following:

         (a) any breach of any of the representations or warranties of Seller contained in or made pursuant to this Agreement;

         (b) any failure by Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

         (c) the Excluded Liabilities; and

         (d) any claims by any beneficiary under any guarantees provided by Century or an Affiliate in connection with the Owners Agreement.

         As used in this Article XI, the term "Affiliate" means, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

         11.3 Indemnification by Glencore. Glencore will indemnify, defend and hold harmless Seller and each of their officers, directors and Affiliates from, against and with respect to any Loss arising out of or in connection with any of the following:

         (a) any breach of any of the representations and warranties of Glencore contained in or made pursuant to this Agreement;

         (b) any failure by Glencore or Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

         (c) the Assumed Liabilities; and

         (d) any claims by any beneficiary under any guarantees provided by Glencore or an Affiliate in connection with the Owners Agreement.

         11.4 Indemnification Threshold. Neither party will be entitled to indemnification under Section 11.2(a) and (b) and Section 11.3(a) and (b) hereof until such party has sustained aggregate Losses under such Sections in excess of One Hundred Thousand US Dollars (US$100,000.00) (the "Threshold"). If either party suffers indemnifiable Losses in excess of the Threshold, such party will be entitled to indemnification hereunder with respect to the aggregate amount of all such indemnifiable Losses and not merely the amount in excess of the Threshold.

         11.5 Time Limits on Indemnification. Neither party will have liability to the other party for indemnification under Section 11.2(a) and Section 11.3(a) hereof unless notice of the Loss is given by the Indemnified Party to the Indemnifying Party within two (2) years of the Closing Date.

         11.6 Notice of Third Party Claim. A party that may be entitled to be indemnified pursuant to Section 11.2 or 11.3 (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") in writing within 15 days of notice thereof of any pending or threatened claim or demand asserted by a third party which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement ("Third Party Claims") against the Indemnified Party, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XI except to the extent the Indemnifying Party is materially prejudiced by such failure. Subject to the Indemnifying Party's right to defend in good faith Third Party Claims as hereinafter provided, the Indemnifying Party shall satisfy or contest its obligations under this Article XI within 15 days after the receipt of written notice thereof from the Indemnified Party. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from a Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 15 days of the receipt of such notice from the Indemnified Party; provided, however, that the Indemnified Party may participate in such defense and retain separate counsel at its own cost and expense, without prejudice to the rights of the parties to control the defense of their respective interests. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld).

         11.7 Claims between Buyer and Seller. Glencore and Seller shall attempt to resolve between themselves any claims for indemnification hereunder not a result of a Third Party Claim. The notification provisions of Section 11.6 shall also apply to claims between Glencore and Seller. Any disputes not resolved within 90 days of notice shall be settled by arbitration as provided in Section 13.9.

         11.8 Dollar Limit on Indemnification by Seller and Glencore. Notwithstanding anything to the contrary contained in this Agreement, the maximum aggregate amount of indemnifiable Losses which may be recovered from Seller or their Affiliates or Glencore or its Affiliates, as the case may be, arising out of or resulting from the causes enumerated in Sections 11.2(a)(with the exception of any Losses relating to or arising from the breach of any representation or warranty contained in Sections 4.1, 4.2 and 4.3) or 11.3(a) (with the exception of any Losses relating to or arising from the breach of any representation or warranty contained in Sections 5.1, 5.2 and 5.3), shall be an amount equal to Ten Million US Dollars (US$10,000,000.00).

         11.9 Exclusive Remedies. Except as provided in Section 13.14 hereof (specific performance) or in respect of injunctive relief to the extent available, the parties hereto acknowledge and agree that following the Closing the indemnification provisions of this Article XI shall be the sole and exclusive remedies of, on the one hand, Seller and each of their Affiliates against Glencore and its Affiliates, and on the other hand, Glencore and its Affiliates against Seller and each of their Affiliates, for any breach of the representations, warranties, covenants or agreements of Seller or Glencore, as the case may be, hereunder.

                                  ARTICLE XII
                                   TERMINATION

         12.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) By the mutual written consent of Seller and Glencore;

         (b) By Seller (if Seller is not then in breach of any term of this Agreement), if Glencore (i) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breaches any of its representations or warranties contained herein, which failure or breach is not cured within ten days after Seller has notified Glencore of its intent to terminate this Agreement pursuant to this subparagraph;

         (c) By Glencore (if Glencore is not then in breach of any term of this Agreement), if Seller (i) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, or (ii) materially breaches any of its representations or warranties contained herein , which failure or breach is not cured within ten days after Glencore has notified Seller of its intent to terminate this Agreement pursuant to this subparagraph; or

         (d) By either Seller or Glencore, if there is any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Seller or Glencore which prohibits or restrains Seller or Glencore from consummating the transactions contemplated hereby.

         12.2 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligations of the parties hereunder, except for the obligations under Sections 13.3 (with respect to expenses), 13.4 (with respect to publicity) and 7.4 (with respect to confidentiality); provided, however, that termination pursuant to Sections 12.1(b) or (c) will not relieve the defaulting or breaching party from any liability to the other party hereto. In the event of termination under Section 12.1(c), Buyer will have the rights and remedies with respect to specific performance as set forth in Section 13.14 hereof, in addition to any other remedies that may be available at law or in equity.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         13.1 Bulk Sales. The parties agree to waive the requirements, if any, of all applicable bulk sales laws.

         13.2 Intentionally Omitted.

         13.3 Expenses. Except as provided in Section 10.4 (Transfer Costs), Glencore shall reimburse to Seller Glencore's pro rata share of all fees, costs and expenses incurred in connection with (a) the Stock Purchase Agreement and the transactions contemplated thereby and (b) this Agreement and the transactions contemplated hereby; provided, however, that such fees, costs and expenses (i) incurred by Seller prior to February 14, 2001 which are reimbursed by Glencore shall not exceed Four Hundred Thousand US Dollars (US$400,000), and
(ii) shall not include any fees, costs and expenses attributable to the financing by Seller of its share of the purchase price payable to Southwire for the Plant, such as fees and expenses of investment bankers and other advisors engaged by Seller, and legal counsel of Seller or to the investment bankers, the bond trustee, the bank lenders or Glencore engaged in connection with Seller's mortgage bond or bank lending facilities or issuance of preferred stock. Except as set forth in this Section 13.3 or in Section 10.4, each party shall bear its own fees, costs and expenses incurred in connection with the transactions contemplated hereby.

         13.4 Publicity. Except as may be required by law or stock exchange rules, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement. Notwithstanding the foregoing, where an announcement is required by law or stock exchange rules, the party required to make such an announcement shall notify the other party of such requirement (and provide a copy of such announcement to the other party) as soon as practicable in advance of such announcement and, to the extent practical, take the views of the other party in respect of such announcement into account prior to making such announcement.

         13.5 Best Efforts. Each party hereto agrees to use its best efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

         13.6 Notices. All notices, demands and other communications made hereunder will be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation), and will be deemed to have been given or made when personally delivered, the day following the date deposited with such overnight courier service or when transmitted to telecopy machine and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to Seller:

Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, CA  93940
Attention: Gerald J. Kitchen
Facsimile No.: (831) 642 9328

If to Glencore:

Glencore AG
c/o Glencore Ltd.
301 Tresser Boulevard
Stamford, Connecticut 06901-3244
Attention:  Aluminum Department
Facsimile No.:  (203) 978-2600

         13.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

         13.8 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration administered by the American Arbitration Association in New York City under its Commercial Arbitration Rules. The panel of arbitrators shall consist of three arbitrators. Each party shall select one arbitrator and the two selected arbitrators shall select a third to complete the panel. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The determination of the arbitrators shall be final and binding on the parties.

         13.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         13.10 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

         13.11 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

         13.12 Headings. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         13.13 Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement will be effective only if in writing and signed by all parties hereto and the parties hereto waive the right to amend the provisions of this Section orally.

         13.14 Specific Performance. Seller acknowledges that the Purchased Assets and the Membership Interest are unique and that if Seller fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Glencore for which there will be no adequate remedy at law. Glencore shall be entitled, in addition to its other remedies pursuant to
Article XI hereof, to specific performance of this Agreement if Seller will, without cause, refuse to consummate the transactions contemplated by this Agreement.

         13.15 Access to Records. After the Closing, each of Buyer and Seller will permit the other and its counsel, accountants and other representatives reasonable access at such times as Buyer and Seller may agree to records relating to the Plant, its operation or the Business for accounting, financial, and tax purposes.

         13.16 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement will not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there will be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

         13.17 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter (including, without limitation, the letter agreement dated February 23, 2001 between Seller and Glencore).

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer or representative as of the date first above written.



                                      CENTURY ALUMINUM COMPANY

                                      By: ________________________________

                                      Name:______________________________

                                      Title:_______________________________



                                      CENTURY KENTUCKY, INC.


                                      By: ________________________________


                                      Name:______________________________


                                      Title: ______________________________



                                      NSA, LTD.


                                      By: ________________________________


                                      Name:______________________________


                                      Title: ______________________________


                                      GLENCORE AG

                                      By: ________________________________

                                      Name:_______________________________

                                      Title:_______________________________

                                    EXHIBIT A

                            Stock Purchase Agreement

                                    EXHIBIT B

                                   CAK Assets


         All Intellectual Property (as such term is defined in the Stock Purchase Agreement) sold or assigned to Century pursuant to the Stock Purchase Agreement.

         Contract rights assigned to Century pursuant to the Stock Purchase Agreement with request to the following contracts (each as defined in the Stock Purchase Agreement):


         Alumina Supply Agreement
         Coke Supply Agreement
         Pitch Supply Agreement
         Power Contract

                                    EXHIBIT C

                                Owners Agreement

                                    EXHIBIT D

                           Fifth Pot Line Description


                [SEE DEED FROM NSA TO GLENCORE ACQUISITION I LLC]

                                    EXHIBIT E

                                 Excluded Assets


                  [SEE DESCRIPTION OF POTLINES 1-4 IN MORTGAGE]

                                    EXHIBIT F

                          Allocation of Purchase Price


         With respect to Buyer's acquisition of the Purchased Assets and the Membership Interest, within sixty (60) calendar days following the Closing Date, the Buyer shall deliver to Seller a schedule (the "Allocation Schedule") allocating the purchase price among the Purchased Assets and the Membership Interest. If Seller in good faith determines that there is a reasonable basis that any of the allocations or computations reflected on the Allocation Schedule are materially incorrect, Seller and Buyer will attempt in good faith to promptly agree on a revised Allocation Schedule. If the parties cannot resolve any such dispute within thirty (30) business days of the delivery by Seller of the Allocation Schedule to Buyer, the items remaining in dispute shall be submitted to an internationally recognized accounting firm acceptable to Buyer and Seller, which may be a firm representing either Buyer or Seller (the "Accounting Firm") If the Accounting Firm determines that the items remaining in dispute are not materially incorrect, then Seller and Buyer shall be bound by the allocation prepared by Buyer. If the Accounting Firm determines that one or more items remaining in dispute are materially incorrect, then Seller and Buyer shall be bound by the allocation of such items as determined by the Accounting Firm. The Accounting Firm shall make any such determination within thirty (30) business days after submission of the remaining disputed items.

                                  SCHEDULE 4.3

 Conflicts, breaches or acceleration of existing obligations as a result of the execution of the Asset Purchase Agreement, Owners Agreement and Seller's Parent
                                   Guarantee


None.

                                  SCHEDULE 4.4

 Required consents, approvals, authorizations or filings with any governmental authority in relation to the execution of the Asset Purchase Agreement, Seller's
                   Parent Guarantee and the Owners Agreement.

None.